UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 31, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01     Other Events

We previously disclosed that the Securities and Exchange Commission (“SEC”) was conducting an informal inquiry of us relating to the change in inventory accounting from LIFO to FIFO involving approximately $500,000 by one of our subsidiaries, which change resulted in the restatement of certain of our financial statements for certain periods prior to 2005.  The staff of the SEC has notified us and our principal accounting officer that we will receive a formal “Wells” notice that the staff has preliminarily decided to recommend to the SEC that it institute a civil enforcement action against us and our principal accounting officer in connection with the above described matter.  We and our principal accounting officer will have an opportunity to make a written response to the Wells notice before the staff makes a formal recommendation to the SEC.  If any enforcement proceeding is instituted by the SEC, we will vigorously defend the action.  We cannot predict the outcome or timing of this matter.  A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

Exhibit                      Description

99.1          Press Release, dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 1, 2008
LSB INDUSTRIES, INC.

By:  /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President,
Chief Financial Officer